Exhibit 99.1

Investor Contact: Michael J. Carlotti	Media Contact: Mike Trask
(702) 532-7995	(702) 532-7451
mcarlotti@ballytech.com	mtrask@ballytech.com

BALLY TECHNOLOGIES, INC. REPORTS RECORD REVENUE OF $1.2 BILLION AND RECORD ADJUSTED EPS OF $4.32 WITH GAAP DILUTED EPS OF $2.52 FOR THE YEAR ENDED JUNE 30, 2014

-                   TOTAL REVENUE INCREASES TO A RECORD $1.2 BILLION, UP 22 PERCENT FROM PRIOR YEAR

-                   ACHIEVES QUARTERLY NORTH AMERICA REPLACEMENT-UNIT SALES OF 2,503, UP 3 PERCENT FROM PRIOR YEAR

-                   SYSTEMS REVENUE SETS AN ANNUAL RECORD OF $328 MILLION, UP 30 PERCENT FROM PRIOR YEAR

-                   WIDE-AREA PROGRESSIVE REVENUE SETS ANNUAL AND QUARTERLY RECORDS

LAS VEGAS, August 27, 2014 — Bally Technologies, Inc. (NYSE: BYI) (“Bally” or the “Company”), a leader in gaming machines, table game products, casino-management systems, interactive applications, and networked and server-based systems for the global gaming industry, today announced record annual and quarterly revenue of $1.2 billion and $342 million, respectively, and Adjusted EPS of $4.32 for the year ended June 30, 2014 and $1.20 for the three months ended June 30, 2014.  Adjusted EPS for the year and three months ended June 30, 2014 includes a $0.11 and $0.01 per share loss, respectively, from unfavorable foreign currency movements.  Diluted earnings per share (“GAAP Diluted EPS”) were $2.52 and $0.31 for the year and three months ended June 30, 2014, respectively.

“Fiscal 2014 highlights our commitment to our partners and customers in delivering world-class player experiences through innovative products and services,” said Richard Haddrill, the Company’s Chief Executive Officer.  “Strong demand for our newest cabinet, the Pro Wave™, helped grow domestic new unit sales by 18 percent over the previous quarter.  With SHFL in the mix, we grew our international new unit sales by 25 percent further driving our global presence.  We continued to deliver new and exciting titles such as Titanic™ that drove our WAP revenue to record levels.  Our Systems technology continues to present a compelling value proposition to our customers as evidenced by another year of record revenue.  On the interactive side, we acquired Dragonplay on July 1, 2014, a leading online social casino company, further strengthening our presence in the fast-growing social and mobile gaming platform.”

Bally Technologies, Inc. Reports Adjusted EPS of $4.32 and Diluted EPS of $2.52 for Fiscal 2014

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Fiscal Year 2014 Highlights

	Three Months Ended June 30,				Year Ended June 30,
	2014	% Rev	2013	% Rev	2014 (3)	% Rev	2013	% Rev
	(dollars in millions, except per share amounts)
Revenues:
Electronic Gaming Machines (“EGM”)	$119.9	35%	$88.7	34%	$381.7	32%	$339.8	34%
Gaming Operations	104.8	31%	102.8	39%	405.4	33%	405.0	41%
Systems	75.7	22%	72.9	27%	327.8	27%	252.2	25%
Table Products	41.8	12%	—	—	100.2	8%	—	—
Total revenues	$342.2	100%	$264.4	100%	$1,215.1	100%	$997.0	100%

Gross Margin: (1)
EGM	$62.2	52%	$44.0	50%	$190.5	50%	$170.6	50%
Gaming Operations	61.3	59%	71.0	69%	266.6	66%	282.8	70%
Systems	54.0	71%	57.7	79%	236.1	72%	192.6	76%
Table Products	30.7	73%	—	—	70.6	70%	—	—
Total gross margin	$208.2	61%	$172.7	65%	$763.8	63%	$646.0	65%

Selling, general and administrative	$91.5	27%	$72.1	27%	$343.1	28%	$276.7	28%
Research and development costs	37.0	11%	30.3	11%	135.9	11%	111.1	11%
Depreciation and amortization	20.1	6%	5.7	3%	57.6	5%	22.7	3%
Operating income	$59.6	17%	$64.6	24%	$227.2	19%	$235.5	24%
GAAP Diluted EPS	$0.31		$0.95		$2.52		$3.45

Non-GAAP Measures: (2)
Adjusted Operating Income	$92.3	27%	$64.6	24%	$321.0	26%	$235.5	24%
Adjusted EBITDA	$121.7	36%	$87.5	33%	$428.0	35%	$332.5	33%
Adjusted EPS	$1.20		$0.95		$4.32		$3.45

(1)          Gross Margin excludes amortization related to intangible assets which are included in depreciation and amortization (“D&A”).

(2)          Adjusted Operating Income, Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, share-based compensation and restructuring and acquisition-related costs) and Adjusted EPS are Non-GAAP financial measures.  Reconciliations between GAAP and Non-GAAP measures can be found at the end of this press release.

(3)          Results for the year ended June 30, 2014 include SHFL entertainment, Inc. (“SHFL”) results beginning on November 25, 2013.

	As of June 30,
	2014	2013
End-of-period installed base:
Linked progressive systems	2,486	2,463
Rental and daily-fee games	16,080	14,855
Lottery systems (1)	12,543	11,846
Centrally determined systems	29,663	35,284
Utility products	8,923	NA
Proprietary Table Games (“PTG”)	3,037	NA
Table game progressive units, table game side bets, and add-ons	5,685	NA

(1)          Excludes 703 and 727 third-party Electronic Table System (“ETS”) seats operating as of June 30, 2014 and 2013, respectively.

	Three Months Ended June 30,				Year Ended June 30,
	2014		2013		2014		2013
Operating Statistics	Units Sold	Average Selling Price (“ASP”)	Units Sold	ASP	Units Sold	ASP	Units Sold	ASP
New EGM	6,350	$17,472	4,911	$ 16,224	20,775	$16,799	19,007	$ 16,411
Utility products	630	$16,032	NA	NA	1,556	$16,143	NA	NA

Bally Technologies, Inc. Reports Adjusted EPS of $4.32 and Diluted EPS of $2.52 for Fiscal 2014

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Highlights of Certain Results for the Three Months Ended June 30, 2014

Overall

•                  Total revenue increased 29 percent to a quarterly record $342 million as compared with $264 million last year.

•                  Adjusted EBITDA increased 39 percent to a quarterly record $122 million as compared with $88 million last year.

•                  Selling, general and administrative expenses (“SG&A”) remained constant at 27 percent of total revenues and includes $11 million of restructuring and acquisition-related costs.  After adjusting for these costs, SG&A was 24 percent of total revenues in the current period, down from 27 percent last year.

•                  Research and development expenses (“R&D”) remained constant at 11 percent of total revenue.

•                  Operating income decreased 8 percent to $60 million as compared with $65 million last year.  Adjusted Operating Income increased by 43 percent to a record $92 million.  Adjusted operating margin increased to 27 percent from 24 percent last year.

•                  GAAP Diluted EPS was $0.31 as compared with $0.95 last year.  Adjusted EPS increased 26 percent to a quarterly record $1.20 from $0.95 last year.  GAAP Diluted EPS and Adjusted EPS for the current period included a $0.01 per share loss from unfavorable foreign currency movements.

Electronic Gaming Machines

•                  Revenues increased 35 percent to $120 million as compared with $89 million last year, driven by higher replacement sales, and the sale of 1,262 Equinox™ units and 343 ETS seats.

•                  ASP of new electronic gaming devices increased 8 percent to $17,472 per unit from $16,224 last year, primarily as a result of geographic mix and sales of the new Pro Wave™ cabinet, which carry higher ASPs.

•                  New-unit sales to international customers were 36 percent of total new unit shipments compared to 24 percent in the prior year period.

•                  Gross margin increased to 52 percent from 50 percent last year, primarily due to regional mix particularly towards the Australian and Asian markets.

Gaming Operations

•                  Revenues increased to $105 million as compared with $103 million last year, driven by continued placement of premium games, record wide-area progressive (“WAP”) revenue, and the inclusion of 2,173 leased ETS seats, partially offset by decreases in participation revenue during the same period.

•                  Gross margin decreased to 59 percent from 69 percent last year, primarily due to higher jackpot expenses and $7 million of restructuring and acquisition-related costs.  After adjusting for these costs, gross margin was 65 percent.

Systems

•                  Revenues increased 4 percent to $76 million as compared with $73 million last year, driven primarily by hardware revenue.

•                  Maintenance revenues decreased 5 percent to $23 million as compared with $25 million last year, driven primarily by certain customer credits issued.

•                  Gross margin decreased to 71 percent from 79 percent last year, primarily due to the higher mix of hardware revenues generated during the current period.  Specifically, hardware sales were 37 percent of systems revenues, and software and service sales were 32 percent, as compared to 28 percent for hardware sales and 38 percent for software and services sales in the same period last year.

Table Products

•                  Revenues from Table Products were $42 million, with Utility products revenue of $27 million and PTG revenue of $15 million, and are entirely due to the acquisition of SHFL.

•                  Gross margin was 73 percent.  Gross margin was impacted by $2 million of acquisition-related costs.  After adjusting for these costs, gross margin was 77 percent.

Bally Technologies, Inc. Reports Adjusted EPS of $4.32 and Diluted EPS of $2.52 for Fiscal 2014

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Highlights of Certain Results for the Year Ended June 30, 2014

Overall

•                  Total revenue increased 22 percent to a record $1,215 million as compared with $997 million last year.

•                  Adjusted EBITDA increased 29 percent to a record $428 million as compared with $333 million last year.

•                  SG&A remained constant at 28 percent of total revenues and includes $44 million of restructuring and acquisition-related costs.  After adjusting for these costs, SG&A was 25 percent of total revenues in the current period down from 28 percent last year.

•                  R&D remained constant at 11 percent of total revenues.

•                  Operating income decreased 4 percent to $227 million as compared with $236 million last year.  Adjusted Operating Income increased 36 percent to a record $321 million.  Adjusted operating margin increased to a 26 percent from 24 percent last year.

•                  GAAP Diluted EPS was $2.52 as compared with $3.45 last year.  Adjusted EPS increased 25 percent to a record $4.32 from $3.45 last year.  GAAP Diluted EPS and Adjusted EPS for the current period included a $0.11 per share loss from unfavorable foreign currency movements.

Electronic Gaming Machines

•                  Revenues increased 12 percent to $382 million as compared with $340 million last year, driven by the shipment of 2,834 units into the Illinois Video Game Terminal (“VGT”) market, and the sale of 2,779 Equinox™ units and 644 ETS seats, partially offset by a decrease in Canadian video lottery terminal (“VLT”) units sold from 2,226 units in fiscal year 2013, when compared to 25 units this fiscal year 2014.

•                  ASP of new gaming devices increased to $16,799 per unit from $16,411 last year, due primarily to geographic mix and sales of the new Pro Wave™ cabinet which carry higher ASPs.

•                  New-unit sales to international customers were 31 percent of total new unit shipments compared with 19 percent last year.

•                  Gross margin remained constant at 50 percent and includes approximately $4 million of acquisition-related costs.  After adjusting for these costs, gross margin was 51 percent.

Gaming Operations

•                  Revenues increased in fiscal year 2014, driven by significant investments we have made in our game development studios and game platforms over the past few years, the continued placement of premium games, record WAP revenue, and the inclusion of 2,173 leased ETS seats, partially offset by decreases in participation revenue during the same period.

•                  Gross margin decreased to 66 percent from 70 percent last year, primarily due to higher-than-expected jackpot expenses, the inclusion of lower margin leased ETS seats, and approximately $8 million of restructuring and acquisition-related costs.  After adjusting for these costs, gross margin was 68 percent.

Systems

•                  Revenues increased 30 percent to a record $328 million as compared with $252 million last year, due primarily to large system installations and continued growth of our recurring customer base.

•                  Maintenance revenues increased 7 percent to a record $97 million as compared with $91 million last year.

•                  Gross margin decreased to 72 percent from 76 percent last year, primarily due to the higher mix of hardware revenues generated during the current period.  Specifically, hardware sales were 38 percent of systems revenues, and software and service sales were 32 percent, as compared to 30 percent for hardware sales and 34 percent for software and services sales in the same period last year.

Table Products

•                  Revenues from Table Products were $100 million, with Utility products revenue of $65 million and PTG revenue of $35 million, and are entirely due to the acquisition of SHFL.

•                  Gross margin was 70 percent.  Gross margin was impacted by approximately $5 million of acquisition-related costs.  After adjusting for these one-time costs, gross margin was 76 percent.

Bally Technologies, Inc. Reports Adjusted EPS of $4.32 and Diluted EPS of $2.52 for Fiscal 2014

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Non-GAAP Financial Measures

The following table reconciles the Company’s net income attributable to Bally Technologies, Inc., as determined in accordance with generally accepted accounting principles (“GAAP”), to Adjusted EBITDA:

	Three Months Ended		Year Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in millions)
Net income attributable to Bally Technologies, Inc.	$12.2	$37.3	$98.6	$141.4
Interest expense, net	17.7	3.0	47.8	12.8
Income tax expense	21.6	21.2	66.1	76.6
Depreciation and amortization	40.3	22.3	133.7	88.3
Share-based compensation	3.6	3.7	14.0	13.4
Restructuring and acquisition-related costs	19.0	—	60.5	—
Loss on extinguishment of debt	7.3	—	7.3	—
Adjusted EBITDA	$121.7	$87.5	$428.0	$332.5

Adjusted EBITDA is a supplemental Non-GAAP financial measure used by the Company’s management and by some industry analysts to evaluate the Company’s ability to service debt, and is used by some investors and financial analysts in the gaming industry in measuring and comparing Bally’s leverage, liquidity, and operating performance to other gaming companies.  Adjusted EBITDA should not be considered an alternative to operating income or net cash from operations as determined in accordance with GAAP.  Not all companies calculate Adjusted EBITDA the same way, and the Company’s presentation may be different from those presented by other companies.

The components of restructuring charges are related primarily to executive transition costs, inventory and fixed assets write-offs and non-cancelable lease costs related to excess facilities.  Acquisition-related costs include financial advisory, legal and debt fees; accounting, consulting, and professional fees associated with due diligence, valuation and integration; severance; and adjustments related to step-up in inventory basis and amortization of purchased intangible assets.

The following tables reconcile the Company’s GAAP to Non-GAAP Financial Measures:

Three Months Ended June 30, 2014

		Gross	SG&A		Operating	Net
	Revenues	Margin (1)	Expenses	D&A	Income	Income (2)	EPS
	(in millions, except per share data)
GAAP Measures	$342.2	$208.2	$91.5	$20.1	$59.6	$12.2	$0.31
GAAP %		61%	27%		17%
Amortization of purchased intangibles	—	—	—	(13.4)	13.4	8.6	0.22
Restructuring and acquisition-related costs	—	8.5	(10.8)	—	19.3	15.5	0.40
Loss on extinguishment of debt	—	—	—	—	—	4.7	0.12
One-time income tax items (3)	—	—	—	—	—	5.8	0.15
Total adjustments	—	8.5	(10.8)	(13.4)	32.7	34.6	0.89
Adjusted Non-GAAP Measures	$342.2	$216.7	$80.7	$6.7	$92.3	$46.8	$1.20
Adjusted %		63%	24%		27%

(1)          Gross Margin excludes amortization related to intangible assets which are included in depreciation and amortization.

(2)          Adjustments are tax affected at 35.5%, with the exception of non-deductible items included in restructuring and acquisition-related costs.

(3)          Income tax expense was impacted by the write-off of net operating loss carryforwards.

Bally Technologies, Inc. Reports Adjusted EPS of $4.32 and Diluted EPS of $2.52 for Fiscal 2014

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Year Ended June 30, 2014

		Gross	SG&A		Operating	Net
	Revenues	Margin (1)	Expenses	D&A	Income	Income (2)	EPS
	(in millions, except per share data)
GAAP Measures	$1,215.1	$763.8	$343.1	$57.6	$227.2	$98.6	$2.52
GAAP %		63%	28%		19%
Amortization of purchased intangibles	—	—	—	(33.0)	33.0	21.3	0.54
Restructuring and acquisition-related costs	—	16.9	(43.9)	—	60.8	42.2	1.08
Loss on extinguishment of debt	—	—	—	—	—	4.7	0.12
One-time income tax items (3)	—	—	—	—	—	2.2	0.06
Total adjustments	—	16.9	(43.9)	(33.0)	93.8	70.4	1.80
Adjusted Non-GAAP Measures	$1,215.1	$780.7	$299.2	$24.6	$321.0	$169.0	$4.32
Adjusted %		64%	25%		26%

(1)          Gross Margin excludes amortization related to intangible assets which are included in depreciation and amortization.

(2)          Adjustments are tax affected at 35.5%, with the exception of non-deductible items included in restructuring and acquisition-related costs.

(3)          Income tax expense was favorably impacted by a one-time IRS settlement partially offset by a write-off of net operating loss carryforwards.

Adjusted EPS and other such adjusted measures are supplemental Non-GAAP financial measures that the Company’s management believes more accurately reflects the Company’s operating results for the periods presented.  Adjusted measures should not be considered an alternative to GAAP measures as determined in accordance with GAAP.

About Bally Technologies, Inc.

Founded in 1932, Bally Technologies (NYSE: BYI) provides the global gaming industry with innovative games, table game products, systems, mobile, and iGaming solutions that drive revenue and provide operating efficiencies for gaming operators.  For more information, please visit http://www.ballytech.com.  Connect with Bally on Facebook, Twitter, YouTube, and LinkedIn.

This press release may contain “forward looking” statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created thereby.  Forward looking statements are subject to change and involve risks and uncertainties that could significantly affect future results, including those risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  Although the Company believes any expectations expressed in any forward looking statements are reasonable, future results may differ materially from those expressed in any forward looking statements. The Company undertakes no obligation to update the information in this press release except as required by law and represents that the information speaks only as of today’s date.

— BALLY TECHNOLOGIES, INC. —

Bally Technologies, Inc. Reports Adjusted EPS of $4.32 and Diluted EPS of $2.52 for Fiscal 2014

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BALLY TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND YEAR ENDED JUNE, 30 2014 AND JUNE 30, 2013

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in 000s, except per share amounts)
Revenues:
Gaming equipment and systems	$209,457	161,625	$743,571	$592,061
Product lease, operation and royalty	132,754	102,777	471,521	404,978
	342,211	264,402	1,215,092	997,039
Costs and expenses:
Cost of gaming equipment and systems (1)	84,568	59,827	298,297	228,805
Cost of product lease, operation and royalty(1)	49,458	31,868	152,979	122,188
Selling, general and administrative	91,491	72,099	343,152	276,685
Research and development costs	36,972	30,326	135,862	111,118
Depreciation and amortization	20,108	5,687	57,568	22,733
	282,597	199,807	987,858	761,529
Operating income	59,614	64,595	227,234	235,510
Other income (expense):
Interest income	1,965	1,590	8,911	5,328
Interest expense	(19,677)	(4,576)	(56,760)	(18,120)
Loss on extinguishment of debt	(7,346)	—	(7,346)	—
Other, net	(637)	(3,107)	(6,199)	(6,443)
Income from operations before income taxes	33,919	58,502	165,840	216,275
Income tax expense	(21,597)	(21,229)	(66,074)	(76,574)
Net income	12,322	37,273	99,766	139,701
Less net income (loss) attributable to noncontrolling interests	161	(64)	1,166	(1,743)
Net income attributable to Bally Technologies, Inc.	$12,161	$37,337	$98,600	$141,444

Basic and Diluted earnings per share attributable to Bally Technologies, Inc.:
Basic earnings per share	$0.32	$0.96	$2.56	$3.53
Diluted earnings per share	$0.31	$0.95	$2.52	$3.45

Weighted average shares outstanding:
Basic	38,511	38,696	38,489	40,120
Diluted	39,022	39,374	39,138	40,992

(1)         Cost of gaming equipment and systems and product lease, operation and royalty exclude amortization related to intangible assets which are included in depreciation and amortization.

Bally Technologies, Inc. Reports Adjusted EPS of $4.32 and Diluted EPS of $2.52 for Fiscal 2014

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BALLY TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2014 AND JUNE 30, 2013

	June 30, 2014	June 30, 2013
	(in 000s, except par value amount)
ASSETS
Current assets:
Cash and cash equivalents	$77,439	$63,220
Restricted cash	17,179	12,939
Accounts and notes receivable, net of allowances for doubtful accounts of $14,806 and $14,813	314,119	248,497
Inventories	82,289	68,407
Prepaid and refundable income tax	21,938	21,845
Deferred income tax assets	36,934	38,305
Deferred cost of revenue	15,723	22,417
Prepaid assets	21,800	14,527
Other current assets	6,013	2,920
Total current assets	593,434	493,077
Restricted long-term cash and investments	93,977	14,786
Long-term accounts and notes receivables, net of allowances for doubtful accounts of $929 and $1,764	50,329	65,456
Property, plant and equipment, net	70,218	35,097
Leased gaming equipment, net	131,504	113,751
Goodwill	1,003,377	172,162
Intangible assets, net	508,245	25,076
Deferred income tax assets	3,892	17,944
Income tax receivable	457	1,837
Deferred cost of revenue	6,989	12,105
Other assets, net	56,389	27,974
Total assets	$2,518,811	$979,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,651	$25,863
Accrued and other liabilities	115,010	91,127
Jackpot liabilities	11,726	11,731
Deferred revenue	43,161	62,254
Income tax payable	5,554	11,345
Current maturities of long-term debt	38,465	24,615
Total current liabilities	251,567	226,935
Long-term debt, net of current maturities	1,886,953	580,000
Deferred revenue	20,209	23,696
Other income tax liability	10,355	12,658
Deferred income tax liabilities	110,899	171
Other liabilities	32,907	16,633
Total liabilities	2,312,890	860,093
Commitments and contingencies
Stockholders’ equity:
Common stock, $.10 par value; 100,000 shares authorized; 66,047 and 65,318 shares issued and 38,694 and 38,855 outstanding	6,595	6,523
Treasury stock at cost, 27,353 and 26,463 shares	(1,134,407)	(1,058,381)
Additional paid-in capital	593,427	535,759
Accumulated other comprehensive loss	(5,423)	(10,692)
Retained earnings	744,939	646,339
Total Bally Technologies, Inc. stockholders’ equity	205,131	119,548
Noncontrolling interests	790	(376)
Total stockholders’ equity	205,921	119,172
Total liabilities and stockholders’ equity	$2,518,811	$979,265